UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party Other than the Registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement     [ ] Confidential, for Use of the Commission
                                        Only (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material under Rule 14a-12

                        Franklin Street Properties Corp.
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1) Title of each class of securities to which transaction applies:
      _________________________

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      ________________________

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is
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0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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

                        FRANKLIN STREET PROPERTIES CORP.

                         401 Edgewater Place, Suite 200
                         Wakefield, Massachusetts 01880

               Notice of Annual Meeting of Stockholders to be Held
                            on Friday, April 29, 2005

      The Annual Meeting of Stockholders of Franklin Street Properties Corp. (the "Company") will be held at the Courtyard by Marriott, 700 Unicorn Park Drive, Woburn, Massachusetts on Friday, April 29 at 11:00 a.m., local time, to consider and act upon the following matters:

      (1)   To elect two Class III Directors for a term of three years.

      (2) To transact such other business as may properly come before the meeting or any adjournment thereof.

      Stockholders of record at the close of business on March 22, 2005 will be entitled to notice of and to vote at the meeting or any adjournment thereof.

                                           By Order of the Board of Directors,


                                           Barbara J. Fournier, Secretary


Wakefield, Massachusetts
March 29, 2005


      Whether or not you expect to attend the Annual Meeting, please complete, date and sign the enclosed proxy and mail it promptly in the enclosed envelope in order to ensure representation of your shares. No postage need be affixed if the proxy is mailed in the United States.

                        FRANKLIN STREET PROPERTIES CORP.
                         401 Edgewater Place, Suite 200
                         Wakefield, Massachusetts 01880

                                 PROXY STATEMENT

            For the Annual Meeting of Stockholders on April 29, 2005

                                  INTRODUCTION

General Information

      This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Franklin Street Properties Corp. (the "Company") for use at the Annual Meeting of Stockholders to be held on April 29, 2005, and at any adjournment of that meeting. All proxies will be voted in accordance with the stockholders' instructions, and, if no choice is specified, the proxies will be voted in favor of the matters set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a stockholder at any time before its exercise by delivery of written revocation or a subsequently dated proxy to the Secretary of the Company or by voting in person at the Annual Meeting.

      The Company's Annual Report for the fiscal year ended December 31, 2004 is being mailed to stockholders with the mailing of these proxy materials on or about March 29, 2005.

Quorum Requirement

      At the close of business on March 22, 2005, the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting, there were outstanding and entitled to vote an aggregate of 49,631,513 shares of Common Stock of the Company, constituting all of the outstanding voting stock of the Company. Holders of Common Stock are entitled to one vote per share.

      The holders of a majority of the number of shares of Common Stock issued, outstanding and entitled to vote at the Annual Meeting will constitute a quorum for the transaction of business at the Annual Meeting. Shares of Common Stock represented in person or by proxy (including shares that abstain or otherwise do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum is present at the Annual Meeting.

Votes Required

      The affirmative vote of the holders of a plurality of the votes cast by the holders of Common Stock is required for the election of directors.

      Shares that abstain from voting as to a particular matter, and shares held in "street name" by a broker or nominee that indicates on a proxy that it does not have discretionary authority to vote as to a particular matter, will not be voted in favor of such matter, and also will not be counted as shares voting on such matter. Accordingly, abstentions and "broker non-votes" will have no effect on the voting on a matter that requires the affirmative vote of a certain percentage of the votes cast or the shares voting on that matter.

Beneficial Ownership of Voting Stock

      The following table sets forth the beneficial ownership of the Company's Common Stock as of March 22, 2005 by each director or nominee for director, by each of the executive officers named in the Summary Compensation Table set forth below (the "Named Executive Officers") and by all current directors and executive officers as a group. To the Company's knowledge, no person or group, other than as set forth below, beneficially owns more than five percent of the Company's Common Stock.

                                          Number of Shares      Percentage of
                                            Beneficially     Outstanding Common
                                              Owned (1)            Stock (2)
                                          ----------------   ------------------

Barry Silverstein (3)..................    4,799,170.50              9.67%
Dennis J. McGillicuddy (4).............    3,189,163                 6.43
George J. Carter (5)...................      775,531                 1.56
Richard R. Norris (6)..................      258,087                    *
R. Scott MacPhee (7)...................      372,451                    *
William W. Gribbell (8)................      129,761                    *
Barbara J. Fournier....................       27,934                    *
Janet P. Notopoulos (9)................       14,985                    *
John Burke ............................            0                    *
Georgia Murray ........................            0                    *
All current directors and executive
officers as a group (10 persons).......    9,567,082.50             19.28%


---------------
* Less than 1%.

(1) The Company does not have any outstanding stock options or other securities convertible into the Company's Common Stock. Each person has sole investment and voting power with respect to the shares indicated as beneficially owned, except as otherwise noted. The inclusion herein of shares as beneficially owned does not constitute an admission of beneficial ownership.

(2)   Based upon 49,631,513 shares outstanding as of March 22, 2005.

(3) Comprised of (i) 3,128,206 shares held by Silverstein Investments Limited Partnership III ("SILP III"), (ii) 429,628 shares held by JMB Family Limited Partnership Irrevocable Trust of 2003 ("JMB Trust 2003"), (iii) 643,589 shares held by MSTB Family Limited Partnership 2003 Irrevocable Trust ("MSTB Trust 2003"), (iv) 68,245 shares held by Silverstein Family Limited Partnership 2002, LTD Irrevocable Trust of 2003 ("SFLP"), (v) 505,084.50 shares held by Silverstein Investments Limited Partnership II ("SILP II") and (vi) 24,418 shares held by the Trudy Silverstein Irrevocable Trust of 2003 for the benefit of Mr. Silverstein's spouse. Mr. Silverstein disclaims beneficial ownership of the shares held by SILP II and the shares held for the benefit of his spouse. Mr. Silverstein is the General Partner of JMB Trust 2003, MSTB Trust 2003, and SFLP and has voting power over the shares held by these entities. Mr. Silverstein is a limited partner of SILP III and does not have voting power over the shares held by SILP III. Excludes 1,022,217 shares of Common Stock which Mr. Silverstein will receive upon the consummation of the mergers (the "2005 Mergers") of four real estate investment trusts syndicated in private placements by the Company with and into wholly-owned subsidiaries of the Company, which is expected to be consummated on April 30, 2005.

(4) Comprised of (i) 2,163,224 shares held by McGillicuddy Investments Limited Partnership III ("MILP III"), (ii) 6,824 shares held by the Graciela McGillicuddy Irrevocable Trust of 2003 for the benefit of Mr. McGillicuddy's spouse, (iii) 8,946 shares held by various trusts for Mr. McGillicuddy's grandchildren, of which Mr. McGillicuddy's spouse is a trustee, and (iv) 1,010,169 shares held by SILP II, of which Mr. McGillicuddy is trustee. Mr. McGillicuddy disclaims beneficial ownership of those shares held for the benefit of his spouse, those held by trusts for his grandchildren and those held by SILP II. Mr. McGillicuddy and his wife own all of the limited partnership interest in MILP III. Mr. McGillicuddy has shared investment power and no voting power over the shares held by SILP II. Excludes 80,836 shares of Common Stock which Mr. McGillicuddy will receive upon the consummation of the 2005 Mergers. Also excludes 404,499 shares held by the McGillicuddy FLP Irrevocable Trust of 2003, of which Mr. McGillicuddy's son is trustee and has sole investment and voting power over the shares.

(5) Comprised of shares held by Mr. Carter and his spouse, Judith I. Carter, with whom Mr. Carter shares investment and voting power.

(6) Includes 241,596 shares of Common Stock owned by the Richard R. Norris Living Trust and 10,682 shares of Common Stock owned by the Karen C. Norris Living Trust. Includes 5,809 shares of Common Stock owned by Gretchen D. Norris as to which Mr. Norris has power of attorney but as to which Mr. Norris disclaims beneficial ownership. Mr. Norris has power to vote all shares other than those held by the Karen C. Norris Living Trust.

(7) Includes 145 shares held by Mr. MacPhee's spouse. Mr. MacPhee disclaims beneficial ownership of such shares.

(8) Includes 145 shares held by Mr. Gribbell's spouse. Mr. Gribbell disclaims beneficial ownership of such shares.

(9) Includes 145 shares held by Ms. Notopoulos' spouse. Ms. Notopoulos disclaims beneficial ownership of such shares.

                              ELECTION OF DIRECTORS

Members of the Board of Directors

      The Company's Board of Directors is divided into three classes, with members of each class holding office for staggered three-year terms. There are currently two Class I Directors, whose terms expire at the 2007 Annual Meeting of Stockholders, three Class II Directors, whose terms expire at the 2006 Annual Meeting of Stockholders, and two Class III Directors, whose terms expire at the this Annual Meeting of Stockholders (in all cases subject to the election and qualification of their successors or to their earlier death, resignation or removal).

      Richard Norris, currently a Class III Director, anticipates retiring from the Company within the next three years, prior to the expiration of a new term. Mr. Norris believes that one of his primary contributions as a director relates to his ongoing involvement in the Company's investment banking business as an Executive Officer. Once retired and, consequently, not conducting this job day-to-day, Mr. Norris believes his value to the Board and to the Company's stockholders would be diminished.

      The persons named in the enclosed proxy will vote to elect each of George
J. Carter and Georgia Murray as Class III Directors, unless authority to vote for the election of the nominees is withheld by marking the proxy to that effect. Mr. Carter is currently a Class III Director of the Company. Ms. Murray has not previously served as a Director of the Company. Each of Mr. Carter and Ms. Murray has indicated his or her willingness to serve, if elected, but if either of them should be unable or unwilling to stand for election, the persons named in the enclosed proxy may vote for election of a substitute nominee designated by the Board of Directors. Proxies may not be voted for a greater number of persons than the number of nominees named herein.

      Set forth below are the names and certain information with respect to each director of the Company, including the nominees for election as Class III Directors.

Nominees for Class III Director (to hold office for a term expiring at the 2008 Annual Meeting):

      George J. Carter, age 56, has been a director of the Company since it was formed in October 2001. He is also President and Chief Executive Officer of the Company and is responsible for all aspects of the business of the Company and its affiliates, with special emphasis on the evaluation, acquisition and structuring of real estate investments. Prior to the conversion (the "Conversion") of Franklin Street Partners Limited Partnership (the "Partnership") into the Company, he was President of the former general partner (the "General Partner") and was responsible for all aspects of the business of the Partnership and its affiliates. From 1992 through 1996 he was President of Boston Financial Securities, Inc. ("Boston Financial"). Prior to joining Boston Financial, Mr. Carter was owner and developer of Gloucester Dry Dock, a commercial shipyard in Gloucester, Massachusetts. From 1979 to 1988, Mr. Carter served as Managing Director in charge of marketing of First Winthrop Corporation, a national real estate and investment banking firm headquartered in Boston, Massachusetts. Prior to that, he held a number of positions in the brokerage industry including those with Merrill Lynch & Co. and Loeb Rhodes & Co. Mr. Carter is a graduate of the University of Miami (B.S.). Mr. Carter is a NASD General Securities Principal (Series 24) and holds a NASD Series 7 general securities license.

      Georgia Murray, age 54, is retired from Lend Lease Real Estate Investments, Inc., where she served as a Principal from November 1999 until May 2000. From 1987 through October 1999, Ms. Murray served as Senior Vice President and Director of The Boston Financial Group, Inc. She is a member of the Urban Land Institute and a past president of the Multifamily Housing Institute. She currently serves on the Board of Directors of the Capital Crossing Bank, Boston, Massachusetts. She also serves on the boards of numerous non-profit entities. Ms. Murray is a graduate of Newton College.

Class I Directors (holding office for a term expiring at the 2007 Annual
Meeting):

      Dennis J. McGillicuddy, age 63, has been a director of the Company since May 2002. Mr. McGillicuddy graduated from the University of Florida with a B.A. degree and from the University of Florida Law School with a J.D. degree. In 1968, Mr. McGillicuddy joined Barry Silverstein in founding Coaxial Communication, a cable television company. In 1998 and 1999, Coaxial sold its cable systems. Since January 2001, Mr. McGillicuddy has served as a manager of BDS Management LLC, a management services company. Mr. McGillicuddy has served on the boards of various charitable organizations. He is currently president of the Board of Trustees of Florida Studio Theater, a professional non-profit theater organization. Also, Mr. McGillicuddy is an officer and board member of The Florida Winefest and Auction Inc., a Sarasota-based charity, which provides funding for programs of local charities that deal with disadvantaged children and their families.

      Janet Prier Notopoulos, age 57, has been a director of the Company since it was formed in October 2001. She is also a Vice President of the Company and President of FSP Property Management LLC and has as her primary responsibility the oversight of the management of the real estate assets of the Company, its affiliates and real estate investment trusts that the Company sponsors. Prior to the Conversion, Ms. Notopoulos was a Vice President of the General Partner of the Partnership. Prior to joining the Partnership in 1997, Ms. Notopoulos was a real estate and marketing consultant for various clients. From 1975 to 1983, she was Vice President of North Coast Properties, Inc., a Boston real estate investment company. Between 1969 and 1973, she was a real estate paralegal at Goodwin, Procter & Hoar. Ms. Notopoulos is a graduate of Wellesley College (B.A.) and the Harvard School of Business Administration (M.B.A).

Class II Directors (holding office for a term expiring at the 2006 Annual Meeting):

      John N. Burke, age 43, has been a director of the Company and Chairman of the Audit Committee since June 2004. Prior to staring his own accounting, tax and consulting firm in January 2003, he was an Assurance Partner in the Boston office of BDO Seidman, LLP, an international accounting and consulting firm. From 1987 to 2003, Mr. Burke served several private and publicly traded real estate clients at BDO Seidman, LLP and assisted companies with initial public offerings, private equity and debt financings and merger and acquisition transactions. Mr. Burke's consulting experience includes SEC reporting matters, compliance with Sarbanes-Oxley, tax and business planning and evaluation of internal controls and management information systems. Mr. Burke is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants. Mr. Burke holds a Master's of Science in Taxation and studied undergraduate accounting and finance at Bentley College.

      Barbara J. Fournier, age 49, has been a director of the Company since it was formed in October 2001. She is also the Vice President, Chief Operating Officer, Treasurer and Secretary of the Company. In addition, Ms. Fournier has as her primary responsibility, together with Mr. Carter, the management of all operating business affairs of the Company and its affiliates. Prior to the Conversion, Ms. Fournier was the Vice President, Chief Operating Officer, Treasurer and Secretary of the General Partner. From 1993 through 1996, she was Director of Operations for the private placement division of Boston Financial.

Prior to joining Boston Financial, Ms. Fournier served as Director of Operations for Schuparra Securities Corp. and as the Sales Administrator for Weston Financial Group. From 1979 through 1986, Ms. Fournier worked at First Winthrop Corporation in administrative and management capacities, including Office Manager, Securities Operations and Partnership Administration. Ms. Fournier attended Northeastern University and the New York Institute of Finance. Ms. Fournier is a NASD General Securities Principal (Series 24). She also holds other NASD supervisory licenses including Series 4 and Series 53, and a NASD Series 7 general securities license.

      Barry Silverstein, age 72, has been a director of the Company since May 2002. Mr. Silverstein took his law degree from Yale University in 1957 and subsequently held positions as attorney/officer/director of various privately-held manufacturing companies in Chicago, Illinois. In 1964, he moved to Florida to manage his own portfolio and to teach at the University of Florida Law School. In 1968, Mr. Silverstein became the principal founder and shareholder in Coaxial Communication, a cable television company. In 1998 and 1999, Coaxial sold its cable systems. Since January 2001, Mr. Silverstein has served as a member of BDS Management LLC, a management services company.

Board and Committee Meetings

      The Company's Board of Directors held six meetings during 2004, and acted on one occasion by unanimous written consent. Each of the directors attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees of the Board on which he or she served, in each case during the period that he or she served. The Board has an informal policy that all directors are expected to attend the annual meeting of stockholders. All directors attended the 2004 annual meeting of stockholders.

      In November 2004, the Company applied to have its Common Stock listed on the American Stock Exchange; the application was approved in early 2005. Under American Stock Exchange rules, a director of the Company will only qualify as "independent" if the Company's Board of Directors affirmatively determines that the director does not have a material relationship with the listed company that would interfere with the exercise of independent judgment. The Company's Board of Directors has determined that none of Messrs. Burke, McGillicuddy, or Silverstein has a material relationship with the Company and that each of these directors is "independent" as determined under Section 121 of the American Stock Exchange Company Guide. The Company believes that Ms. Murray will qualify as an independent director and expects that the Company's Board of Directors will make a determination to that effect at its next meeting.

      The Company has a standing Audit Committee of the Board of Directors. The Audit Committee amended its charter in October 2004. The amended and restated charter is attached to this proxy statement as Appendix A. The Audit Committee is responsible for, among other things, reviewing financial reports, accounting procedures and the scope and results of the annual audit of the Company's financial statements and overseeing the qualifications and independence of the Company's independent auditors. The current members of the Audit Committee are Mr. Burke, who serves as Chairman, Mr. McGillicuddy and Mr. Silverstein.

      The Board of Directors has determined that all of the members of the Audit Committee are "independent" under the listing standards of the American Stock Exchange and contemplated by Rule 10A-3 under the Securities Exchange Act. The Board of Directors has determined that each member of the Audit Committee is able to read and understand fundamental financial statements, including a company's balance sheet, income statement, and cash flow statements, and that Mr. Burke, the Chairman of the committee, is qualified as an "audit committee financial expert" as the term is defined in Item 401(h) of Regulation S-K, promulgated by the Securities and Exchange Commission. The members of the Audit Committee met four times in 2004.

      The Company has a standing Compensation Committee of the Board of Directors, which was formed in July 2002. The Compensation Committee is responsible for reviewing compensation issues and making decisions concerning the compensation of the Company's executive officers. The current members of the Compensation Committee are Messrs. McGillicuddy and Silverstein and Ms. Fournier. The members of the Compensation Committee met once in 2004, and acted on one occasion by unanimous written consent.

      The Company does not have a standing nominating committee. The Board of Directors has determined that it is appropriate for the Company not to have a nominating committee because all of the matters which a nominating committee would be responsible for are presently considered by all the members of the Board of Directors. Each member of the Board of Directors participates in the consideration of director nominees.

Director Candidates

      The process followed by the Board of Directors to identify and evaluate director candidates includes requests to Board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the Board.

      In considering whether to recommend any particular candidate for inclusion in its slate of recommended director nominees, the Board of Directors applies criteria including the candidate's integrity, business acumen, knowledge of the Company's business and industry, age, experience, diligence, conflicts of interest and the ability to act in the interests of all stockholders. The Board does not assign specific weights to particular criteria and no particular criterion is a prerequisite for each prospective nominee. The Board believes that the backgrounds and qualifications of its directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities. These criteria were used by the Board in consideration of Ms. Murray, who was originally proposed as a nominee by an executive officer of the Company.

      Stockholders may recommend individuals to the Board for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials to the Company at its principal office, Attn: Barbara J. Fournier, Secretary. Assuming that appropriate biographical and background material has been provided on a timely basis, the Committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others. If the Board determines to nominate a stockholder-recommended candidate and recommends his or her election, then his or her name will be included in the Company's proxy card for the next annual meeting.

      Stockholders also have the right under the Company's bylaws to directly nominate director candidates, without any action or recommendation on the part of the Board, by following the procedures set forth below under "Stockholder Proposals." Candidates nominated by stockholders in accordance with the procedures set forth in the bylaws will not be included in the Company's proxy card for the next annual meeting.

Communicating with the Board of Directors

      The Board will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. The Secretary of the Company is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the other directors as he or she considers appropriate.

      Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that the Secretary considers to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which the Company tends to receive repetitive or duplicative communications.

      Stockholders who wish to send communications on any topic to the Board should address such communications to Board of Directors, Franklin Street Properties Corp., 401 Edgewater Place, Suite 200, Wakefield, Massachusetts 01880, Attn: Barbara J. Fournier, Secretary.

Compensation of Directors

      The Company compensates its non-management directors for their services as directors in the annual amount of $55,000, plus an additional $10,000 annually for the Chair of the Audit Committee. The Company also reimburses its non-management directors for expenses incurred by them in connection with attendance at Board meetings.

                             EXECUTIVE COMPENSATION

Summary Compensation

         The following Summary Compensation Table sets forth certain information concerning the compensation for each of the last three fiscal years of (1) the Chief Executive Officer (the "CEO") of the Company as of December 31, 2004 and
(2) the four most highly compensated executive officers (other than the CEO) whose total annual salary and bonus exceeded $100,000 and who were serving as executive officers at the end of 2004 (collectively, the "Named Executive Officers").

                                                                       Annual Compensation
                                                          ----------------------------------------------
                                                                                              Other
                                                                                              Annual          All Other
Name and Principal Position               Fiscal Year     Salary          Bonus          Compensation(1)     Compensation
---------------------------               -----------     ------          -----          ---------------     ------------

George J. Carter ......................        2004       $225,000            --                  --         $14,365(2)
President and Chief Executive Officer          2003       $225,000      $400,000(3)               --         $12,865(4)
                                               2002       $120,000      $255,000(5)               --         $16,585(6)

Richard R. Norris .....................        2004            --             --           $1,000,163        $10,500(7)
Executive Vice President                       2003            --             --             $927,452         $9,000(7)
                                               2002            --             --           $2,062,432         $7,500(7)

R. Scott MacPhee ......................        2004            --             --           $1,992,600         $9,000(7)
Executive Vice President                       2003            --             --           $1,600,850         $8,000(7)
                                               2002            --        $13,640           $1,632,250       $611,100(8)

William W. Gribbell ...................        2004            --             --           $1,588,813         $9,000(7)
Executive Vice President                       2003            --             --           $2,072,258         $8,000(7)
                                               2002            --             --           $1,331,975         $7,000(7)

Barbara J. Fournier ...................        2004       $175,000      $191,673(9)(10)           --          $9,000(7)
Vice President, Chief Operating                2003       $175,000      $190,000(3)               --          $8,000(7)
Officer, Treasurer and Secretary               2002        $75,000      $285,000(5)               --          $7,000(7)

(1) Consists of brokerage commissions paid by FSP Investments in respect of the sale of preferred stock in real estate investment trusts syndicated in private placements ("Sponsored REITs").

(2) Includes a $10,500 contribution to Simple IRA Plan and $3,865 of life insurance.

(3)   Represents a bonus accrued in 2003 paid in 2004.

(4) Includes a $9,000 contribution to a Simple IRA Plan and $3,865 of life insurance.

(5)   Represents a bonus accrued in 2002 paid in 2003.

(6) Includes a $7,500 contribution to a Simple IRA Plan and $9,085 of life insurance.

(7)   Represents a contribution to a Simple IRA plan.

(8) Consists of 43,998 shares of the Company's Common Stock, with an aggregate fair market value of approximately $604,100, based on the determination of the Board of Directors, and a $7,000 contribution to a Simple IRA plan.

(9)   Represents a bonus accrued in 2004 paid in 2005.

(10) Includes 2,412 shares of the Company's Common Stock, with an aggregate fair market value of $39,673, based on the determination of the Board of Directors.

Option Grants, Option Exercises and Holdings

         No options or stock appreciation rights ("SARs") were granted to any of the Named Executive Officers during 2004. The Company does not have any outstanding stock options or SARs, and therefore, there were no stock options or SARs exercised by any of the Named Executive Officers during 2004.

Securities Authorized for Issuance Under Equity Compensation Plans

                      Equity Compensation Plan Information

         The following table provides information about the Company's Common Stock that may be issued under all of the Company's equity compensation plans as of December 31, 2004. The Company only has one equity compensation plan, the 2002 Stock Incentive Plan. The Company's stockholders approved this plan in May 2002.

                                                                                                          (c)
                                           (a)                            (b)                     Number of Securities
                                Number of Securities to be     Weighted-Average Exercise     Available for Future Issuance
                                 Issued Upon Exercise of         Price of Outstanding          Under Equity Compensation
                                   Outstanding Options,                Options,               Plans (Excluding Securities
         Plan Category          Warrants and Rights(1)(2)         Warrants and Rights        Reflected in Column (a)(1)(2)
         -------------          -------------------------         -------------------        -----------------------------

Equity Compensation Plans
Approved by Security Holders                None                             N/A                        1,946,178

Equity Compensation Plans Not
Approved by Security Holders                None                             N/A                              N/A
                                          ------                          ------                        ---------

Total                                       None                             N/A                        1,946,178
                                          ======                          ======                        =========

(1) The number of shares is subject to adjustments in the event of stock splits and other similar events.

(2) The 2002 Stock Incentive Plan provides for the granting of awards consisting of shares of Common Stock without reference to vesting periods.

Employment Agreements

      The Company is not a party to any employment agreement with any of the Named Executive Officers.

Sections 16(a) Beneficial Ownership Reporting Compliance

      Based solely on its review of copies of reports filed by the directors and executive officers of the Company pursuant to Section 16(a) of the Exchange Act or written representations from certain persons required to file reports under
Section 16(a) of the Exchange Act, the Company believes that during 2004 all filings required to be made by its reporting persons were timely made in accordance with the requirements of the Exchange Act.

Compensation Committee Interlocks and Insider Participation

      The Compensation Committee is comprised of Messrs. McGillicuddy and Silverstein and Ms. Fournier. Ms. Fournier is the Vice-President, Chief Operating Officer, Treasurer and Secretary of the Company. No executive officer of the Company has served as a director or member of the compensation committee (or other committee serving an equivalent function, or in the absence of any such committee, the entire board of directors) of any other entity, that has one of its executive officers serving or having served as a director or member of the Compensation Committee of the Company.

Report of the Compensation Committee on Executive Compensation

      The Compensation Committee (the "Committee") is responsible for determining the compensation package of each executive officer and establishes compensation policies for the Company's Chief Executive Officer and the other executive officers of the Company.

      The Company's executive compensation program is designed to promote the achievement of the Company's business goals and, thereby, to maximize corporate performance and stockholder returns.

      The executive officers of the Company fall into two categories. The first category is comprised of executive officers who make up the corporate management team (i.e., CEO, Chief Operating Officer, subsidiary president, etc.). The second category is comprised of executive officers who are Investment Executives and are engaged in the sale of equity interests in the Company's Sponsored REITs.

      Executive compensation for the corporate management team generally consists of a combination of base salary, cash performance bonuses and the potential for awards of stock through the Company's 2002 Stock Incentive Plan. The Committee considers stock incentives to be a critical component of an executive's compensation package in order to help align executive interests with stockholder interests.

      Executive compensation for the Company's executive officers who are Investment Executives consists primarily of commissions earned on the sale of interests in the Company's Sponsored REITs. As is standard practice in the investment industry, Investment Executives earn as commission a percentage of payout of the gross sales commission earned on each investment sale. The actual amount of compensation earned as commissions is determined by the level of sales conducted by each individual. An investment executive's ability to earn commissions is limited only by the amount of equity available to be sold and his individual ability to sell it. As such, the Committee does not set the level of compensation for the executive officers who are Investment Executives. The Committee does determine the percentage of payout that is paid to the Investment Executives as commission.

      Compensation Philosophy

      The objectives of the executive compensation program are to align compensation with business objectives and individual performance and to enable the Company to attract, retain and reward executive officers who are expected to contribute to the long-term success of the Company. The Company's executive compensation philosophy is based on the principles of competitive and fair compensation and sustained performance.

      Competitive and Fair Compensation

      The Committee is committed to providing an executive compensation program that helps attract and retain highly qualified executives. To ensure that total cash compensation (salary plus cash bonus) is competitive, the Committee compares its compensation practices with those of other companies in the industry and sets its compensation guidelines based on this review. The Committee believes total cash compensation for its executive officers is within the range of total cash compensation paid to executives with comparable qualifications, experience and responsibilities in the same or similar business and of comparable size and success. The Company also strives to achieve equitable relationships both among the compensation of individual officers and between the compensation of officers and other employees throughout the organization.

      Sustained Performance

      Executive officers who are part of the corporate management team are rewarded based upon corporate performance and individual performance. Corporate performance is evaluated by reviewing the extent to which strategic and business plan goals are met, including such factors as levels of property acquisitions, performance of properties in the Company's portfolio, gains or losses on property dispositions, levels of equity sales and the achievement of earnings, cash available for distribution, or CAD, and dividend goals. Individual performance is evaluated by reviewing the attainment of specified individual objectives and the degree to which teamwork and Company values are fostered.

      In evaluating each management executive's performance, the Company generally follows the following process:

      o Company and individual goals and objectives generally are set at the beginning of a calendar/fiscal year.

      o At the end of the year, the accomplishment of the executive's goals and objectives and his/her contributions to the Company are evaluated, and the results are communicated to the executive.

      o The comparative results, compared with comparative compensation practices of other companies in the industry, are then used to determine cash bonus and stock compensation levels, if any.

      Any increases in annual salaries and payment of bonus awards are based on actual corporate and individual performance against targeted performance and various subjective performance criteria. Targeted performance criteria vary for each executive based on his/her area of responsibility, and may include achievement of specific acquisition goals, achievement of specific property performance goals, continued innovation in development of the Company's infrastructure, achievement of the operating budget for the Company as a whole or of a business group of the Company, and achievement of specific earnings, CAD and dividends goals. Subjective performance criteria include an executive's ability to motivate others, develop the skills necessary to grow as the Company matures, recognize and pursue new business opportunities and initiate programs to enhance the Company's growth and success. The Committee does not use a specific formula based on these targeted performance and subjective criteria, but instead makes an evaluation of each executive officer's contribution in light of all such criteria.

      Compensation at the management executive level has also included the award of stock in the Company. The stock award program is designed to promote the identity of long-term interests between the Company's employees and its stockholders. The size of the stock award is generally intended to reflect the executive's position with the Company and his/her contribution to the Company, including his/her success in achieving the individual performance criteria described above.

      Mr. Carter's 2004 Compensation

      Mr. Carter is the CEO of the Company. Mr. Carter participates in the same executive compensation plans available to the other executive officers of the Company. Mr. Carter's base salary for 2004 was $225,000. The Committee determined that Mr. Carter performed very well in an otherwise very difficult commercial real estate environment, specifically, that the two major markets in which the Company operates, commercial real estate operations and investment banking, continued to be in recession during 2004. As a result, the Company failed to meet certain of its financial goals for 2004. At the request of Mr. Carter, the Compensation Committee did not consider making any recommendation to the Board for a cash bonus for 2004. Mr. Carter was also not awarded any stock as compensation for his 2004 performance.

      The Committee determined that the Company's failure to meet certain of its financial goals was not reflective of Mr. Carter's overall performance, which was considered excellent by the Compensation Committee. The Committee made a special note as to the value to the Company of Mr. Carter's maintaining his focus and discipline. Based upon numerous performance measurements, the Committee felt that the Company had a positive year, which included the
Company's:

      o     generating an increase in net income over the previous year;

      o maintaining the level of dividends paid to shareholders of the Company for the third straight year (not including the "special" dividend paid in 2003);

      o completing the acquisition on behalf of Sponsored REITs of seven new operating properties;

      o completing seven syndications of preferred stock on behalf of Sponsored REITs totaling in excess of $213 million in equity;

      o generating operating results that produced an increase in estimated valuation of the Company's Common Stock of approximately 7.6% over the prior year's estimated valuation;

      o successfully recruiting one new, non-management member of the Board of Directors to serve as chairman of the Audit Committee; and

      o applying to the American Stock Exchange to list the Company's Common Stock, which application was approved in early 2005.


                           By the Compensation Committee

                           Dennis J. McGillicuddy, Chairman
                           Barry Silverstein
                           Barbara J. Fournier


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      Messrs. Carter, MacPhee, Norris and Gribbell and Mses. Fournier and Notopoulos, each of whom is an executive officer of the Company, serve, at the request of the Company, as executive officers and, except for Ms. Notopoulos, directors of each of the Sponsored REITs. Ms. Notopolous serves as a director of certain of the Sponsored REITs. None of such persons receives any remuneration from the Sponsored REITs for such service. On August 13, 2004, the Company entered into a merger agreement to acquire four of these Sponsored REITs, which agreement was amended March 10, 2005 to extend the termination date from March 31, 2005 to May 15, 2005. The Company expects to consummate the mergers on April 30, 2005. As preferred stockholders in certain of these Sponsored REITs, Messrs. McGillicuddy and Silverstein will receive 80,386 and 1,022,217 shares of the Company's Common Stock, respectively, upon the consummation of these mergers.

      FSP Investments, a wholly owned subsidiary of the Company, provides syndication and real estate acquisition advisory services for the Sponsored REITs. Fees from Sponsored REITs for property acquisition services amounted to approximately $2,117,000 for the year ended December 31, 2004. As of March 14, 2005, fees from Sponsored REITs during 2005 amounted to approximately $254,000. Sales commissions earned from the sale of Sponsored REIT preferred shares amounted to approximately $13,579,000 for the year ended December 31, 2004. As of March 14, 2005, sales commissions from the sale of Sponsored REIT preferred shares during 2005 amounted to approximately $2,068,000.

      During 2004 and 2005, the Company provided interim financing for the purchase of certain Sponsored REIT properties prior to completion of the Sponsored REITs' private equity offerings. The Sponsored REITs paid the Company financing commitment fees of approximately $11,976,000 for the year ended December 31, 2004. As of March 14, 2005, the Company received approximately

$1,770,000 in financing commitment fees from the Sponsored REITs during 2005. Interest income earned from loans to the Sponsored REITs amounted to approximately $964,000 for the year ended December 31, 2004. As of March 14, 2005, the interest income earned from loans to the Sponsored REITs during 2005 amounted to approximately $675,000. The interest rate charged by the Company to the Sponsored REITs is equal to the interest rate paid by the Company to Citizens Bank for borrowings under its line of credit. Therefore, the Company does not realize any significant profit from interest on the loans. All loans to Sponsored REITs were evidenced by promissory notes and were paid in full upon closing of the applicable Sponsored REIT's private equity offering during 2004 or 2005. In addition, two loans made to Sponsored REITs during 2004 and 2005 were partially outstanding at March 14, 2005. The following table summarizes these interim financing transactions from January 1, 2004 through March 14, 2005:

                                                          Total
                                                        Financing
                                                        Commitment
                        Original                       Fees Earned       Interest                              Amount
                       Principal         Average          by the       Income Earned       Date of       Outstanding as of
 Date of Loan        Amount of Note   Interest Rate      Company      by the Company      Repayment        March 14, 2005
 ------------        --------------   -------------      -------      --------------      ---------        --------------

   11/06/03         $40,000,000           4.00%         $3,161,062    $190,447             01/30/04              $0
   01/16/04         $36,500,000           4.00%         $2,601,875    $212,304            03/08/2004             $0
   04/12/04         $22,000,000           2.95%         $1,592,750    $87,546             06/08/2004             $0
   04/13/04         $15,750,000           4.00%         $1,207,500    $28,988             05/12/2004             $0
   06/23/04         $27,000,000           4.00%         $2,127,500    $22,200             06/30/2004             $0
   10/13/04         $68,500,000           4.40%         $2,215,188    $1,122,954             n/a            $35,487,688
   10/14/04         $16,100,000           4.75%         $1,242,000    $13,489             10/20/2004             $0
   10/27/04         $32,350,000           4.86%         $2,530,000    $112,004            12/08/2004             $0
   02/23/05         $44,000,000           3.94%             $0        $96,239                n/a            $44,000,000

      Total asset management fee income paid by the Sponsored REITs to the Company amounted to approximately $539,000 for the year ended December 31, 2004. As of March 14, 2005, the total asset management fee income paid to the Company during 2005 is approximately $156,000. Asset management fees are approximately 1% of collected rents.

      Aggregate fees charged to the Sponsored REITs by the Company amounted to approximately $28,211,000 for the year ended December 31, 2004. As of March 14, 2005, the aggregate fees charged to the Sponsored REITs during 2005 by the Company is approximately $4,248,000.

      Mr. Carter's son, Jeffrey Carter, is Director of Acquisitions for FSP Investments and a Vice President of FSP Corp. For the year ended December 31, 2004, he received total compensation of $251,912 (including salary, cash bonus paid during 2004 for 2003 performance, stock award and contribution to a simple IRA plan).

      Mr. Norris's son, Adam R. Norris, is an Investment Executive for FSP Investments. For the year ended December 31, 2004, he received total compensation of $436,674 (including brokerage commissions and contribution to a simple IRA plan).

      Mr. Silverstein, a director of the Company, purchased, on the same terms as non-affiliated purchasers, investments in certain Sponsored REITs during 2004. Mr. Silverstein paid the Company an aggregate of $531,000 in brokerage commissions related to these investments. The Company, in turn, paid Mr. Norris, also a director of the Company and an Investment Executive, an aggregate of $265,500 of the total brokerage commissions paid by Mr. Silverstein for Mr. Norris' work as the Investment Executive responsible for the sales of the related shares in the Sponsored REITs. Mr. Silverstein paid brokerage commissions on the same terms as non-affiliated purchasers of shares in the Sponsored REITs.

                            SELECTION OF ACCOUNTANTS

      The Audit Committee of the Board of Directors has selected Ernst & Young LLP as the Company's independent registered public accounting firm for fiscal 2005. Ernst & Young has served as the Company's independent registered public accounting firm since May 2003. PricewaterhouseCoopers served as the Company's independent accountants from October 2001 to May 2003.

      Representatives of Ernst & Young are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders.

      On May 8, 2003, PricewaterhouseCoopers LLP informed the Company that it had elected not to stand for re-election as the Company's independent certified public accountant. The reports of PricewaterhouseCoopers LLP on the Company's financial statements for the fiscal years ended December 31, 2001 and 2002 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the fiscal years ended December 31, 2002 and 2001 and any subsequent interim period preceding the dismissal, there were (i) no disagreements with Pricewaterhouse Coopers on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PricewaterhouseCoopers, would have caused it to make reference to the subject matter of the disagreements in connection with its reports and (ii) no reportable events as defined in Regulation S-K Item 304(a)(1)(iv). Because PricewaterhouseCoopers resigned on May 8, 2003, PricewaterhouseCoopers did not make any representations as to the Company's financial statements for the fiscal years ended December 31, 2003 and December 31, 2004 and there were no disagreements or reportable events during the fiscal years ended December 31, 2003 and December 31, 2004.

      The Company solicited proposals from various accounting firms and following review of such proposals engaged Ernst & Young to act as the Company's independent registered public accounting firm effective May 8, 2003. During the fiscal year ended December 31, 2002 and any subsequent interim period preceding the engagement, the Company did not consult Ernst & Young regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, or any matter that was the subject of a disagreement or a reportable event.

Report of the Audit Committee of the Board of Directors

      The Audit Committee of the Company's Board of Directors acts under a written charter first adopted and approved in January 2002. In October 2004 the Audit Committee amended and restated its charter. The amended and restated charter is attached to this proxy statement as Appendix A.

      The Audit Committee reviewed the Company's audited consolidated financial statements for the year ended December 31, 2004 and discussed these consolidated financial statements with the Company's management and the Company's independent registered public accounting firm. Management is responsible for the preparation of the Company's consolidated financial statements, internal controls, and for the appropriateness of accounting principles used by the Company. The Company's independent registered public accounting firm is responsible for performing an independent audit of the Company's consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and issuing a report on those consolidated financial statements, performing an independent audit in accordance with the standards of the Public Company Accounting Oversights Board (United States) of Management's assessment over the effectiveness of the Company's internal control over financial reporting and performing an independent audit of the effectiveness of the Company's internal control over financial reporting and issuing a report on the results of their audits, and for reviewing the Company's unaudited interim consolidated financial statements. As appropriate, the Audit Committee reviews and evaluates, and discusses with the Company's management, internal accounting, financial and auditing personnel and the independent registered public accounting firm, the following:

      o the plan for, and the independent auditors' report on, each audit of the Company's financial statements;

      o the Company's financial disclosure documents, including all financial statements and reports filed with the Securities and Exchange Commission or sent to stockholders;

      o management's selection, application and disclosure of critical accounting policies;

      o changes in the Company's accounting practices, principles, controls or methodologies;

      o significant developments or changes in accounting rules applicable to the Company; and

      o the adequacy of the Company's internal controls and accounting, financial and auditing personnel.

      The Audit Committee also reviewed and discussed the audited consolidated financial statements and the matters required by Statement on Auditing Standards 61 (Communication with Audit Committees) with Ernst & Young LLP, the Company's independent registered public accounting firm for the year ended December 31, 2004. SAS 61 requires the Company's independent registered public accounting firm to discuss with the Company's Audit Committee, among other things, the following:

      o     methods to account for significant unusual transactions;

      o the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

      o the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditors' conclusions regarding the reasonableness of those estimates; and

      o disagreements with management over the application of accounting principles, the basis for management's accounting estimates and the disclosures in the financial statements.

      The Company's independent registered public accounting firm also provided the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). Independence Standards Board Standard No. 1 requires auditors annually to disclose in writing all relationships that in the auditor's professional opinion may reasonably be thought to bear on independence, confirm their perceived independence and engage in a discussion of independence. The Audit Committee discussed with the independent registered public accounting firm the matters disclosed in this letter and their independence from the Company. The Audit Committee also considered whether the independent auditors' provision of the other, non-audit related services which are referred to under the heading "Independent Auditor Fees and Other Matters" is compatible with maintaining such auditor's independence.

      Based on its discussions with management and the independent registered public accounting firm, and its review of the representations and information provided by management and the independent registered public accounting firm, the Audit Committee recommended to the Company's Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2004.

      By the Audit Committee of the Board of Directors of Franklin Street Properties Corp.

                                                John Burke, Chairman (1)
                                                Dennis J. McGillicuddy (2)
                                                Barry Silverstein (2)
                                                Barbara J. Fournier (2)
                                                Janet P. Notopoulos (2)

(1) Mr. Burke was appointed to the Committee in June 2004.
(2) In July 2004 Mses. Fournier and Notopoulos resigned from the Committee and Messrs. McGillicuddy and Silverstein were appointed to the Committee.

Independent Auditor Fees and Other Matters

      The following tables summarize the aggregate fees billed by the Company's independent registered public accounting firm, Ernst & Young LLP for audit services for each of the last two fiscal years and for other services rendered to the Company in each of the last two fiscal years.

      Fee Category                                    2004               2003
      ------------                                    ----               ----

      Audit Fees (1)                                $674,500           $235,700
      Audit-Related Fees (2)                              --                 --
      Tax Fees (3)                                    55,000              6,000
      All Other Fees (4)                                  --                 --
                                                    --------           --------
          Total Fees                                $729,500           $241,700
                                                    ========           ========

      (1) Audit fees consist of fees for the audit of our financial statements, the review of the interim financial statements included in our quarterly reports on Form 10-Q, and other professional services provided in connection with statutory and regulatory filings or engagements.

      (2) Audit-related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit and the review of our financial statements and which are not reported under "Audit Fees".

      (3) Tax fees consist of fees for tax compliance, tax advice and tax planning services. Tax compliance services, which relate to the preparation of tax returns, claims for refunds and tax payment-planning services, accounted for $55,000 of the total tax fees incurred in 2004, and accounted for $6,000 of the total tax fees incurred in 2003.

      (4) The Company was not billed by its independent registered public accounting firm in 2003 or 2004 for any other fees.


Pre-Approval Policy and Procedures

      The Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by the Company's independent registered public accounting firm. This policy generally provides that the Company will not engage its independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by the Audit Committee or the engagement is entered into pursuant to one of the pre-approval procedures described below.

      From time to time, the Audit Committee may pre-approve specified types of services that are expected to be provided to the Company by its independent registered public accounting firm during the next 12 months. Any such pre-approval is detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.

      The Audit Committee has also delegated to each individual member of the Audit Committee the authority to approve any audit or non-audit services to be provided to the Company by its independent registered public accounting firm. Any approval of services by a member of the Audit Committee pursuant to this delegated authority is reported on at the next meeting of the Audit Committee.

                             STOCK PERFORMANCE GRAPH

         The following graph compares the cumulative total stockholder return on the Company's Common Stock (or, prior to January 1, 2002, units ("FSP Units") of the Partnership) between December 31, 1999 and December 31, 2004 with the cumulative total return of (1) the Russell 2000 Total Return Index, (2) the Standard & Poor's 500 Composite Stock Price Index ("S&P 500") and (3) the Morgan Stanley REIT Index over the same period. This graph assumes the investment of $100.00 on December 31, 1999 in FSP Units of the Partnership's limited partnership interests and assumes any distributions are reinvested. Each FSP Unit was converted into one share of Common Stock on January 1, 2002.

                                Performance Graph

               [Line Graph appears here in the printed materials.]


                                                                            As of December 31,
                                             1999          2000          2001          2002          2003          2004
                                             ----          ----          ----          ----          ----          ----

Franklin Street Properties                   $100          $126          $184          $213          $258          $297
Morgan Stanley REIT Index                    $100          $127          $143          $148          $203          $267
S&P 500 Index                                $100           $91           $80           $62           $80           $89
Russell 2000 Index                           $100           $97           $99           $79          $116          $138

Notes to Graph:

(1) Because there was no market for FSP Units, the price per FSP Unit used in the calculations set forth above for December 31, 1999 and December 31, 2000 is the price ascribed to an FSP Unit in equity-for-equity mergers consummated by the Partnership on January 1, 2000, and October 1, 2000, respectively, and the price set forth above for December 31, 2001 is the price ascribed to an FSP Unit in the Conversion. The price ascribed to the FSP Units for the mergers took into account, among other factors, the lack of a trading market.

(2) Because there was no market for the Company's Common Stock, the Board of Directors has made a good faith determination of the price per share of Common Stock as of December 31, 2002, December 31, 2003 and December 31, 2004 for purposes of the calculations set forth above. In order to make the Common Stock price more comparable to publicly traded indices, the Board of Directors has not applied any discount to reflect the lack of a trading market.

                                  OTHER MATTERS

Matters to be Considered at the Meeting

      The Board of Directors does not know of any other matters which may come before the Annual Meeting. However, if any other matters are properly presented to the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

Solicitation of Proxies

      All costs of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, the Company's directors, officers and employees, without additional remuneration, may solicit proxies by telephone, telegraph and personal interviews. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and, as required by law, the Company will reimburse them for their out-of-pocket expenses in this regard.

Stockholder Proposals

      Proposals of stockholders intended to be included in the Company's proxy statement for the 2006 Annual Meeting of Stockholders must be received by the Company at its principal office not later than November 29, 2005.

      If a stockholder who wishes to make a proposal at the 2006 Annual Meeting--other than one that will be included in the Company's proxy materials--does not notify the Company by no earlier than November 29, 2005 and no later than December 29, 2005, the proxies that management solicits for the meeting will have discretionary authority to vote on the stockholder's proposal if it is properly brought before the meeting.

Important Notice Regarding Delivery of Security Holder Documents

      The Company participates in the practice of "householding" proxy statements and annual reports, meaning that the Company delivers a single proxy or information statement to a household, even though two or more stockholders live under the same roof or a stockholder has shares registered in multiple accounts, unless the Company has received an instruction to the contrary from one or more of the stockholders. This practice enables the Company to reduce the expense of printing and mailing associated with proxy statements and reduces the amount of duplicative information a stockholder may currently receive.

      The Company will promptly deliver a separate copy of either document to a stockholder if a stockholder calls or writes to the Company at the following address or phone number: Franklin Street Properties Corp., 401 Edgewater Place, Suite 200, Wakefield, Massachusetts 01880, (781) 557-1300. If a stockholder wants to receive separate copies of the annual report and proxy statement in the future, or if the stockholder is receiving multiple copies and would like to receive only one copy for his or her household, said stockholder should contact the Company at the above address and phone number.

                                  By Order of the Board of Directors,


                                  Barbara J. Fournier, Secretary

March 29, 2005

      The Board of Directors hopes that stockholders will attend the meeting. Whether or not you plan to attend, you are urged to complete, date, sign and return the enclosed Proxy in the accompanying envelope. Prompt response will greatly facilitate arrangements for the meeting and your cooperation will be appreciated. Stockholders who attend the meeting may vote their stock personally even though they have sent in their proxies.

                                   Appendix A

                        FRANKLIN STREET PROPERTIES CORP.

                             AUDIT COMMITTEE CHARTER


A.    Purpose

      The purpose of the Audit Committee is to assist the Board of Directors' oversight of:

      o     the integrity of the Company's financial statements;

      o     the Company's compliance with legal and regulatory requirements;

      o     the independent auditor's qualifications and independence; and

      o     the performance of the Company's independent auditors.

B.    Structure and Membership

      1. Number. The Audit Committee shall consist of at least three members of the Board of Directors.

      2. Independence. Except as otherwise permitted by the applicable rules of The American Stock Exchange and Section 301 of the Sarbanes-Oxley Act of 2002 (and the applicable rules thereunder), each member of the Audit Committee shall be "independent" as defined by such rules and Act.

      3. Financial Literacy. Each member of the Audit Committee shall be able to read and understand fundamental financial statements, including the Company's balance sheet, income statement, and cash flow statement, at the time of his or her appointment to the Audit Committee. At least one member of the Audit Committee must have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication, including being or having been chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. Unless otherwise determined by the Board of Directors (in which case disclosure of such determination shall be made in the Company's SEC periodic reports), at least one member of the Audit Committee shall be a "financial expert" (as defined by applicable SEC rules). The Chair of the Audit Committee shall be financially sophisticated.

      4. Chair. Unless the Board of Directors elects a Chair of the Audit Committee, the Audit Committee shall elect a Chair by majority vote.

      5. Compensation. The compensation of Audit Committee members shall be as determined by the Board of Directors. No member of the Audit Committee may receive any compensation from the Company other than director's fees.

      6. Selection and Removal. Members of the Audit Committee shall be appointed by the Board of Directors. The Board of Directors may remove members of the Audit Committee from such committee, with or without cause.

C.    Authority and Responsibilities

      General

      The Audit Committee shall discharge its responsibilities, and shall assess the information provided by the Company's management and the independent auditor, in accordance with its business judgment. Management is responsible for the preparation, presentation, and integrity of the Company's financial statements and for the appropriateness of the accounting principles and reporting policies that are used by the Company. The independent auditors are responsible for auditing the Company's financial statements and for reviewing the Company's unaudited interim financial statements. The authority and responsibilities set forth in this Charter do not reflect or create any duty or obligation of the Audit Committee to plan or conduct any audit, to determine or certify that the Company's financial statements are complete, accurate, fairly presented, or in accordance with generally accepted accounting principles or applicable law, or to guarantee the independent auditor's report.

      Oversight of Independent Auditors

      1. Selection. The Audit Committee, as the representatives, with the Board of Directors of the Company, of the shareholders of the Company, shall be solely and directly responsible for appointing, evaluating and, when necessary, terminating the independent auditor. The Audit Committee may, in its discretion, seek stockholder ratification of the independent auditor it appoints.

      2. Independence. The Audit Committee shall take, or recommend that the full Board of Directors take, appropriate action to oversee the independence of the independent auditor. In connection with this responsibility, the Audit Committee shall obtain and review a formal written statement from the independent auditor describing all relationships between the independent auditor and the Company, including the disclosures required by Independence Standards Board Standard No. 1. The Audit Committee shall actively engage in dialogue with the independent auditor concerning any disclosed relationships or services that might impact the objectivity and independence of the auditor.

      3. Compensation. The Audit Committee shall have sole and direct responsibility for setting the compensation of the independent auditor. The Audit Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the compensation of the independent auditor established by the Audit Committee.

      4. Preapproval of Services. The Audit Committee shall preapprove all audit services, which may entail providing comfort letters in connection with securities underwritings, and non-audit services (other than de minimus non-audit services as defined by the Sarbanes-Oxley Act of 2002 (and the applicable rules thereunder)) to be provided to the Company by the independent auditor. The Audit Committee shall cause the Company to disclose in its SEC periodic reports the approval by the Audit Committee of any non-audit services to be performed by the independent auditor.

      5. Oversight. The independent auditor shall report directly to the Audit Committee and the Audit Committee, as the representatives, with the Board of Directors of the Company, of the shareholders of the Company, shall have sole and direct responsibility for overseeing the independent auditor, including resolution of disagreements between Company management and the independent auditor regarding financial reporting. In connection with its oversight role, the Audit Committee shall, from time to time as appropriate obtain and review the reports required to be made by the independent auditor pursuant to paragraph (k) of Section 10A of the Securities Exchange Act of 1934 regarding:

            -     critical accounting policies and practices;

            - alternative treatments of financial information within generally accepted accounting principles that have been discussed with Company management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and

            - other material written communications between the independent auditor and Company management.

      6. Quality-Control Report. At least annually, the Audit Committee shall obtain and review a report by the independent auditor describing:

            -     the firm's internal quality control procedures; and

            - any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues.

      Review of Audited Financial Statements

      7. Discussion of Audited Financial Statements. The Audit Committee shall review and discuss with the Company's management and independent auditor the Company's audited financial statements, including the matters about which Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU ss.380) requires discussion.

      8. Recommendation to Board Regarding Financial Statements. The Audit Committee shall consider whether it will recommend to the Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K.

      9. Audit Committee Report. The Audit Committee shall prepare for inclusion where necessary in a proxy or information statement of the Company relating to an annual meeting of security holders at which directors are to be elected (or special meeting or written consents in lieu of such meeting), the report described in Item 306 of Regulation S-K.

      Review of Other Financial Disclosures

      10. Independent Auditor Review of Interim Financial Statements. The Audit Committee shall direct the independent auditor to use its best efforts to perform all reviews of interim financial information prior to disclosure by the Company of such information and to discuss promptly with the Audit Committee and the Chief Financial Officer any matters identified in connection with the auditor's review of interim financial information which are required to be discussed by Statement on Auditing Standards Nos. 61, 71 and 90. The Audit Committee shall direct management to advise the Audit Committee in the event that the Company proposes to disclose interim financial information prior to completion of the independent auditor's review of interim financial information.

      11. Earnings Release and Other Financial Information. The Audit Committee shall review and discuss the Company's earnings press releases (including any use of "pro forma" or "adjusted" non-GAAP, information), as well as financial information and earnings guidance provided to analysts, rating agencies and others.

      12. Quarterly Financial Statements. The Audit Committee shall discuss with the Company's management and independent auditor the Company's quarterly financial statements, including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations."

      Controls and Procedures

      13. Oversight. The Audit Committee shall coordinate the Board of Director's oversight of the Company's internal accounting controls, the Company's disclosure controls and procedures and the Company's code of conduct. The Audit Committee shall receive and review the reports of the CEO and CFO required by Section 302 of the Sarbanes-Oxley Act of 2002 (and the applicable rules thereunder) and Rule 13a-14 of the Exchange Act.

      14. Procedures for Complaints. The Audit Committee shall establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

      15. Related-Party Transactions. The Audit Committee shall review all material related party transactions on an ongoing basis.

      16. Additional Powers. The Audit Committee shall have such other duties as may be delegated from time to time by the Board of Directors.

      17. Risk Management. The Audit Committee shall discuss the Company's policies with respect to risk assessment and risk management, including guidelines and policies to govern the process by which the Company's exposure to risk is handled.

      18. Evaluation of Financial Management. The Audit Committee shall coordinate with the Compensation Committee the evaluation of the Company's financial management personnel.

D.    Procedures and Administration

      1. Meetings. The Audit Committee shall meet at least quarterly in order to perform its responsibilities. After its regularly scheduled quarterly meeting, the Audit Committee shall meet separately with:
            (i) the independent auditor; (ii) Company management and (iii) the Company's internal auditors. The Audit Committee shall keep such records of its meetings, as it shall deem appropriate.

      2. Subcommittees. The Audit Committee may form and delegate authority to one or more subcommittees (including a subcommittee consisting of a single member), as it deems appropriate from time to time under the circumstances. Any decision of a subcommittee to preapprove audit or non-audit services shall be presented to the full Audit Committee at its next scheduled meeting.

      3. Reports to Board. The Audit Committee shall report regularly to the Board of Directors.

      4. Charter. At least annually, the Audit Committee shall review and reassess the adequacy of this Charter and recommend any proposed changes to the Board for approval.

      5. Independent Advisors. The Audit Committee shall have the authority to engage and determine funding for such independent legal, accounting and other advisors, as it deems necessary or appropriate to carry out its responsibilities. Such independent advisors may be the regular advisors to the Company. The Audit Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the compensation of such advisors as established by the Audit Committee.

      6. Investigations. The Audit Committee shall have the authority to conduct or authorize investigations into any matters within the scope of its responsibilities as it shall deem appropriate, including the authority to request any officer, employee or advisor of the Company to meet with the Audit Committee or any advisors engaged by the Audit Committee.

      7. Annual Self-Evaluation. At least annually, the Audit Committee shall evaluate its own performance

      PROXY                                                         PROXY

                        FRANKLIN STREET PROPERTIES CORP.

                 ANNUAL MEETING OF STOCKHOLDERS - April 29, 2005

        This Proxy is solicited by the Board of Directors of the Company

      The undersigned, having received notice of the Annual Meeting and management's Proxy Statement therefor, and revoking all prior proxies, hereby appoint(s) George J. Carter and Barbara J. Fournier, and each of them (with full power of substitution), as proxies of the undersigned to attend the Annual Meeting of Stockholders of Franklin Street Properties Corp. (the "Company") to be held on Friday, April 29, 2005 and any adjourned sessions thereof, and there to vote and act upon the following matters in respect of all shares of Common Stock of the Company which the undersigned would be entitled to vote or act upon, with all powers the undersigned would possess if personally present.

      Attendance of the undersigned at the meeting or at any adjourned session thereof will not be deemed to revoke this proxy unless the undersigned shall affirmatively indicate thereat the intention of the undersigned to vote said shares in person. If the undersigned hold(s) any of the shares of the Company in a fiduciary, custodial or joint capacity or capacities, this proxy is signed by the undersigned in every such capacity as well as individually.

      In their discretion, the named Proxies are authorized to vote upon such other matters as may properly come before the meeting, or any adjournment thereof.

1.    To elect the following individuals as Class III Directors:

      Nominees:                     George J. Carter
                                    Georgia Murray

      FOR  [ ]                      WITHHOLD AUTHORITY  [ ]

      FOR, except vote withheld from the following nominee(s):

      _________________________________________________________

      THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN WITH RESPECT TO ANY ELECTION TO OFFICE OR PROPOSAL SPECIFIED ABOVE, THIS PROXY WILL BE VOTED FOR SUCH ELECTION TO OFFICE OR PROPOSAL.

                                            _________________________
                                            Signature(s)

                                            _________________________
                                            Printed Name(s)

                                            _________________________
                                            Date

      Important: Please sign name(s) exactly as appearing hereon. When signing as attorney, executor, administrator or other fiduciary, please give your full title as such. Joint owners should each sign personally. If a corporation, sign in full corporate name, by authorized officer. If a partnership, please sign in partnership name, by authorized person.